EXHIBIT 99.1

Corvus Gold Announces Maiden Resource for Mother Lode Deposit, Nevada

Highlights:

  Total of 1.16Mozs of gold in the Measured and Indicated Mineral Resource categories, with 0.24Mozs gold in the Inferred Mineral Resource category. 83% of Mineral Resource is Measured and Indicated (M&I)

  Total M&I Mill Mineral Resource of 733,000 ounces gold at avg. grade of 1.72 g/t gold in 13.2Mt & Inferred Mill Mineral Resource of 112,000 ounces gold at avg. grade of 1.6 g/t gold in 2.17Mt

  Total M&I, oxide, Run of Mine, Heap Leach Mineral Resource of 427,000 ounces gold at avg. grade of 0.33 g/t gold in 40Mt & Inferred Mineral Resource of 129,000 ounces gold at avg. grade of 0.29 g/t gold in 14.1Mt

  Pit constrained deposit has an overall strip ratio of 2.68-1

  Ongoing exploration drilling continues to show potential to expand deposit to the west, north, east and at depth

VANCOUVER, British Columbia, Sept. 18, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (TSX: KOR, OTCQX: CORVF) (“Corvus” or the “Company”) announces the maiden Mineral Resource estimations incorporating all drill results from the Phase I & II drill programs at its 100% owned Mother Lode Project (“MLP”).  This initial Mineral Resource remains open in several directions and Corvus is currently engaged in its Phase III drill program that is targeting Mineral Resource growth beyond this initial estimate. The Mineral Resources estimations (Measured, Indicated and Inferred) were based on economic constraints using Whittle TM software and assuming open pit mining and USD $1,250 per ounce gold price (Table 1).  Figure 1 & 2 shows a plan view and a north-south long-section through the resource block model.

Table 2 illustrates the robustness of the current project at lower gold prices with a Mineral Resource estimate using a USD $1,000 per ounce gold price which still captures a measured and indicated Mineral Resource of over one million ounces.

Jeff Pontius, the Company’s President & CEO states, “The Mother Lode Deposit has delivered a robust maiden Mineral Resource that exceeded our initial expectations and enlarges the overall Corvus Gold Nevada asset base.  The grade and low strip ratio of this deposit makes it an excellent addition to the North Bullfrog project (NBP) and will add to the combined NBP & MLP initial PEA study expected next month.  The Mother Lode deposit remains open and continues to grow with our ongoing Phase III drill campaign building toward the next multi-million-ounce Nevada discovery.  Additionally, the critical mass provided by the Mother Lode deposit for a sulfide circuit opens the door for the large, high-grade sulfide potential at the North Bullfrog project which has yet to be explored."

Table 1
Mother Lode, Measured, Indicated, and Inferred Mineral Resource Estimations constrained by Whittle TM pit at a gold price of USD $1,250 per ounce

Resource Category	Mill-Sulfide @ 0.63 g/t COG			ROM Heap Leach @ 0.06 g/t COG			Total
	Kt	Au g/t	Kozs	Kt	Au g/t	Kozs	Kt	Au g/t	Kozs
Measured	3,292	1.41	149	20,035	0.29	185	23,327	0.45	334
Indicated	9,934	1.83	583	20,123	0.37	242	30,057	0.85	825
Total M & I	13,226	1.72	733	40,158	0.33	427	53,383	0.68	1,159
Inferred	2,168	1.60	112	14,073	0.29	129	16,241	0.46	241

  See Cautionary Note to US Investors below
  The Mineral Resources above are effective as of September 18, 2018
  Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability
  Silver resources have not been included in the initial Mother Lode estimate
  There are no known legal, political, environmental, or other risks that could materially affect the potential development of the Mineral Resources

Table 2
Sensitivity of Mother Lode, Measured, Indicated, and Inferred Mineralization Estimations constrained by Whittle TM pit at a gold price of USD $1,000 per ounce

Resource Category	Mill-Sulfide @ 0.78 g/t COG			ROM Heap Leach @ 0.07 g/t COG			Total
	Kt	Au g/t	Kozs	Kt	Au g/t	Kozs	Kt	Au g/t	Kozs
Measured	2,133	1.79	123	17,441	0.31	174	19,574	0.47	297
Indicated	8,650	1.96	545	14,702	0.45	213	23,352	1.01	758
Total M & I	10,783	1.93	668	32,143	0.37	387	42,926	0.76	1,054
Inferred	941	1.82	55	5,966	0.34	65	6,907	0.54	120

The Mineral Resource estimation is based on 267 drill holes with 8,296 gold composites. Geologic volumes were defined by geologic interpretations and used to define the estimation.

The resource was characterized by a high-grade core surrounded by lower grade mineralization. The high-grade core was estimated using Inverse Distance Squared. The surrounding mineralized portion of the deposit was estimated with Ordinary Kriging. To estimate the reasonable prospects of eventual economic extraction, Resource Development Associates Inc. confined the resources to mining volumes defined by Whittle TM analysis using the input parameters defined in Table 3. There are no known legal, political or environmental risks that could materially affect the potential development of the Mineral Resources.

Table 3
WhittleTM Input Parameters used for the MLP Mineral Resource Estimation (USD)

Parameter	Unit	MLP-Mill	MLP-Heap Leach
Mining Cost	total tonne	$1.40	$1.40
Au Cut-Off	g/t	0.63	0.06
ProcessingCost	process tonne	$19.50	$1.20
Au Recovery	%	80.0	74.0
Ag Recovery	%	0.0	0.0
Admin Cost	process tonne	$0.50	$0.50
Refining & Sales	$/Au oz	$5.00	$5.00
Au Selling Price	oz	$1,250	$1,250
Slope Angle	Degrees	60	60

  assumes heap leach processing of disseminated oxidized  mineralization assumes Pressure Oxidation  mill processing of MLP sulfide mineralization
  Au Cut-Off - break-even grade derived from Whittle input parameters at USD $1,250 per ounce gold price

Figure 1 – Plan View of Mother Lode resource block model at 970 m elevation (UTm NAD27 Z11) is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/96c0f162-107f-46cd-a412-b2b8d5ad0603

Figure 2 – Long-section through Mother Lode resource block model at 531,055 m east, looking east (UTm NAD27 Z11) is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/d121005a-7990-45dc-aca6-73e66a7436fe

New Resource Calculation

The Mineral Resource estimation is based on 189 validated historical drill holes combined with an additional 78 holes drilled by Corvus during the 2017 and 2018 drilling campaigns.  Assays were composited to 8,296 5-meter composites.  Gold assays were capped at 8 g/t Au prior to compositing.  Mineralization is bimodal with a clear high-grade corridor.  The high-grade corridor was constrained to control the impact of high grades on the Mineral Resource estimate.

This Mineral Resource has been estimated in accordance with the disclosure standards of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) using a gold price of USD $1,250 per ounce. Mineral Resources are pit constrained in order to demonstrate the reasonable prospects of eventual economic extraction. Mineralization has been classified according to NI 43-101 as Measured Mineral Resources, Indicated Mineral Resources and Inferred Mineral Resources.

A technical report with respect to the Mineral Resource estimate disclosed herein will be filed within 45 days in accordance with NI 43-101.

About the Mother Lode Project, Nevada

Corvus controls 100% of its Mother Lode Project, which covers approximately 35 km² in southern Nevada.  The property package is made up of 433 federal mining claims.  The project has excellent infrastructure, being adjacent to a major highway, an electrical power corridor and water resources. In combination with the nearby North Bullfrog Project, the total Corvus Gold 100% land ownership now covers over 100 km2, hosting two major new Nevada gold discoveries.

Qualified Person, Quality Control/Quality Assurance and Data Verification

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by NI 43-101, has supervised the preparation of the scientific and technical information that form the basis for this news release and has reviewed and approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has reviewed and approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at the MLP was designed and supervised by Mark Reischman, Corvus’ Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay in Reno, Nevada, for preparation and assaying.

Assaying for the MLP holes has been performed American Assay Laboratories (“AAL”) in Sparks, Nevada.  Corvus has no business relationship with AAL beyond being a customer for analytical services.  The Sparks laboratory is Standards Council of Canada, Ottawa, Ontario Accredited Laboratory No. 536 and conforms with requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

Check assaying has been performed by Bureau Veritas North America (“BV”, formerly Inspectorate America Corporation), in Sparks, Nevada and Vancouver, Canada, and ALS Minerals Laboratories (“ALS Minerals”), in Sparks, Nevada.  Corvus has no business relationship with BV or ALS Minerals beyond being a customer for analytical services.  The BV laboratory is Accredited Laboratory No. 720 and conforms to requirements of CAN-P-1579, CAN-P-4E (ISO 9001:2008) and ALS is Accredited Laboratory No. 660 and conforms to requirements of CAN-P-1579, CAN-P-4E (ISO/IEC 17025:2005).

Mr. Scott E. Wilson, CPG (10965), Registered Member of SME (4025107) and President of Resource Development Associates Inc., is an independent consulting geologist specializing in Mineral Reserve and Resource calculation reporting, mining project analysis and due diligence evaluations.  He is acting as the Qualified Person, as defined in NI 43-101, for the Mineral Resource estimate and has reviewed and approved the Mineral Resource estimate contained in this news release.  Mr. Wilson has over 29 years of experience in surface mining, resource estimation and strategic mine planning. Mr. Wilson and Resource Development Associates Inc. are independent of the Company under NI 43-101.

Mr. Wilson, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining projects at the Mother Lode property and the North Bullfrog property in Nevada.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Contact Information:	Ryan Ko Investor Relations Email: info@corvusgold.com Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.   All statements, other than statements of historical fact, included herein including, without limitation, statements regarding estimations of mineral resources, the expected timing of any preliminary economic assessment, the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to expand the existing estimated mineral resource, the potential for the system to continue to grow and/or to develop into a major new higher-grade, bulk tonnage, Nevada gold discovery, the potential for any mining or production, the potential for the identification of multiple deposits, the potential for the existence or location of additional high-grade veins, the gold and silver prices used to constrain the Mineral Resource estimates, the potential development of the Mother Lode property, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Certain material assumptions regarding such forward-looking statements are discussed in this news release and the Company’s annual and quarterly management’s discussion and analysis filed at www.sedar.com. In addition to, and subject to, such assumptions discussed in more detail elsewhere, the forward-looking statements in this news release are also subject to the following assumptions: (1) the price of gold and silver being consistent with the prices used herein; (2) the timing of the receipt of regulatory and governmental approvals, permits and authorizations necessary to implement and carry on the Company’s planned exploration and potential development programs; (3) the Company’s ability to attract and retain key staff, (4) the timing of the ability to commence and complete the planned work at the Company’s projects, and (5) the ongoing relations of the Company with its underlying property lessors and the applicable regulatory agencies. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2018 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada.  All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and the Company’s United States public disclosure filings may be access via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note to US Investors

NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”).  Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts.  The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The mine economics presented herein and derived from the PEA are preliminary in nature and may not be realized. The PEA is not a feasibility study. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.